Exhibit 99.1

Signature Group Holdings Announces 2013 Annual Meeting Results

Sherman Oaks, CA — July 18, 2013 — Signature Group Holdings, Inc. (OTCQX: SGGH) today announced voting results from its 2013 Annual Meeting of Stockholders, which was held on July 16, 2013.

•

All five director nominees, including Craig Bouchard, Peter Bynoe, Ed Lamb, Raj Maheshwari and Philip Tinkler received a majority of votes cast, with an average of approximately 98% of voted shares voting “for” the proposed directors in the elections.

•

Stockholders approved an amendment to the amended and restated articles of incorporation increasing the number of authorized shares from 190,000,000 to 665,000,000, by approval of approximately 96% of shares voted on this proposal.

•

Stockholders also ratified selection of an independent registered public accounting firm, approved, by advisory vote, the compensation of our executive officers, and recommended, by advisory vote, to conduct future advisory votes on the compensation of our named executive officers on an annual basis.

“With the successful shareholders’ vote behind us, we can move forward in a very strategic and diligent way in implementing our growth plan for the company,” said Craig Bouchard, Chief Executive Officer and Chairman of the Board. “I’m very pleased to be working with our new Board of Directors, all of whom have tremendous experience in helping elevate companies to higher levels of growth. We look forward to building stockholder value together by executing on our strategy with the right mix of acquisitions and organic growth.”

About Signature Group Holdings, Inc.

Signature Group Holdings, Inc. is a diversified enterprise with current principal activities in industrial supply and special situations finance. Signature has significant capital resources and will actively seek additional acquisitions as well as growth opportunities for its existing businesses. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Signature. Signature does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. Signature’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings, discuss important risk factors that could contribute to such changes in the forward-looking statements or otherwise affect Signature’s business, results of operations and financial condition. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

Contact:

Jeff Crusinberry

Senior Vice President, Treasurer

(805) 435-1255